Exhibit 10.43

January 3, 2017

Mr. P. Michael McCarthy

3336 Bridgeberry Lane

Houston, TX 77082

Re:  Your Retirement

Dear Mike,

The parties agree that you will terminate your employment and retire, effective February 1, 2017. This letter agreement (the “Retirement Agreement”), together with the attached Exhibit A (“General Release”), reflects our mutual agreement regarding the terms of your retirement from Cardtronics USA, Inc. (the “Company”). In this Retirement Agreement, you and the Company are sometimes referred to individually as a “Party” and collectively as the “Parties.”

1.         Separation of Employment.  We have mutually agreed that your employment will terminate pursuant to the Employment Agreement between you and Cardtronics USA, Inc. dated May 13, 2013 (the “Employment Agreement”) under the following terms and conditions.  The Parties agree that, assuming you comply with this Retirement Agreement, your employment and all positions with the Company and any Affiliates (as that term is defined in the Employment Agreement) shall terminate on February 1, 2017 (“Retirement Date”); and you will resign, to the extent applicable, as officer or director of, and from any committee(s) of, the Company or any existing affiliate, effective on the Retirement Date.  You agree to reasonably cooperate with the Company to execute any appropriate paperwork to effectuate such resignations, if necessary. Pursuant to the Employment Agreement, you will receive the amounts set forth in Section 7.1(a) of the Employment Agreement: you will receive all accrued and unpaid Base Salary (as that term is defined in the Employment Agreement) through your last day of employment, less all required taxes and withholdings, reimbursement for all incurred but unreimbursed expenses for which you are entitled to reimbursement, and any accrued benefits to which you are entitled under the terms of any applicable benefit plan or program.

2.         Company Benefits and COBRA.  Your insurance benefits will cease on the last day of the month in which your employment terminates, subject to any rights to continue your group coverage to the extent provided by COBRA. Your participation in all other Company benefits and incidents of employment, including, but not limited to, the accrual of bonuses and vacation shall cease as of your last day of employment.

3.         Retirement Benefits.  Provided that you comply with the provisions of this Retirement Agreement and the Employment Agreement, and provided you sign the General Release (attached hereto as Exhibit A) within 21 days after the Retirement Date without revoking it, the Company will provide you with the following (“Retirement Benefits”):

(a)       Payout of the 2016 Annual Executive Cash Incentive Plan (“CIP”) based on actual 2016 results as approved by the Board of Directors (“Board”); payable with all regularly‑scheduled payouts, but no later than March 31, 2017, less any required taxes and withholdings;

(b)       Payment of a prorated portion (based upon the ratio of the number of days you were employed in 2017 to 365) of the CIP based on actual 2017 results as approved by the Board; payable with all regularly‑scheduled payouts, but no later than March 31, 2018, less any required taxes and withholdings; provided, however, that if the CIP is intended to constitute performance-based compensation within the meaning of, and for purposes of, Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), then no bonus shall be paid except to the extent applicable performance criteria have been satisfied as certified by a committee of the Board as required under Section 162(m) of the Code;

(c)       Vesting of Restricted Stock Units (“RSUs”) occurring in January, 2017 per the equity award agreements and in accordance with the Long Term Incentive Plan established pursuant to the Cardtronics, Inc. Amended and Restated 2007 Stock Incentive Plan and the Cardtronics, Inc. Second Amended and Restated 2007 Stock Incentive Plan (“LTIP”)

(d)       Notwithstanding Section 2 above, so long as you are eligible for and do elect and continue COBRA coverage, the Company will, on a monthly basis, reimburse you for the amounts you pay to effect and continue  such COBRA coverage for up to 18 months following the Retirement Date; and

(e)       Payment of an amount equal to two times your Base Salary and Average Annual Bonus as of the Retirement Date, which amount shall be divided into and paid, consistent with the time and form of severance payments provided for in the Employment Agreement. For the avoidance of doubt, the base salary will be $396,000 times two plus the average of the actual CIP paid for 2011-2016 times two.  This will be paid in 48 equal consecutive semi-monthly installments, less any required taxes and withholdings,   payable on the 15th and last day of each month, commencing on the first installment date that is 60 days following the Retirement Termination.  The right to payment of the installment amounts pursuant to this paragraph shall be treated as a right to a series of separate payments for purposes of Section 409A of the Code; and the Code Section 409A six (6) month payment delay applicable to “specified employees” (within the meaning of Code Section 409A) shall not apply to installment amounts that are short-term deferrals excluded from Code Section 409A.

As prescribed by the Employment Agreement and as set forth in the General Release, you acknowledge that all of your right, title, and interest, in and into any and all shares of restricted stock or restricted stock units that have heretofore been awarded to you in connection with either (i) the execution of your Employment Agreement or (ii) your participation in the LTIP, other than those listed in Section 3(c) of the Retirement Agreement, that have not fully vested and have not been converted into shares of common stock of the Company as of the Retirement Date, will be forfeited and deemed cancelled effective as of the Retirement Date.  You further acknowledge and represent that other than as set forth in Sections 1 and 3 above (which satisfies all payments provided for under Section 7(a) and (b) of, or otherwise under, the Employment Agreement), you are not entitled to any future compensation (including any bonus or other payments) other than the Retirement Benefits.

4.         Continued Employment.  You must remain actively and continuously employed by the Company through the Retirement Date to be entitled to the Retirement Benefits.  Further, if, prior to the defined Retirement Date, you materially breach this Retirement Agreement or the Employment Agreement, or if your employment with the Company is terminated for Cause (as that term is defined in the Employment Agreement), you will not be entitled to any portion of the Retirement Benefits or other consideration provided hereunder.

5.         Transition and Cooperation. You acknowledge and agree that your agreement to fully cooperate with the Company with respect to the provisions of this Section 5 in its entirety is a material term of this Retirement Agreement.  The failure by you to cooperate fully, within reason, with the Company is a material breach of this Retirement Agreement.

(a)       You acknowledge and agree that at all times until and through the Retirement Date, you will carry out your duties and responsibilities in a manner consistent with and in compliance with the Employment Agreement, including but not limited to Sections 2.3 and 2.4 thereof.

(b)       As requested by the Company’s Chief Executive Officer or the Board, you agree to assist and cooperate in transitioning to the new Chief Information Officer and/or any other Company designees all of your responsibilities and duties for the Company.

(c)       You agree to cooperate with the Company and its attorneys and other representatives as may be reasonably required concerning any past, present or future legal matters that relate to or arise out of your employment with the Company, with the understanding that any meetings you are required to attend are scheduled at mutually agreeable times.  You acknowledge that you have advised, and, through the Retirement Date, will advise, the Board of all facts of which you are aware that constitute or might constitute violations of the Company’s code of conduct or equivalent, ethical standards, Human Resource policies, or legal obligations.

6.         Return of Company Property.  You agree that, on or before the Retirement Date, you will return all property of the Company and its Affiliates in the your possession or control, including, but not limited to, any hard copy or electronic documents, any Confidential Information (as defined in the Employment Agreement), any credit, telephone, identification and similar cards, keys, cellular phones, smartphones, tablets, computer equipment, software and peripherals and originals and copies of books, records, and any other information pertaining to the business of the Company or its Affiliates.

7.         Release of Claims.  You agree that the foregoing consideration represents settlement in full of all outstanding obligations owed to you by the Company and its Affiliates (as that term is defined in the Employment Agreement), and their current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).  You, on your own behalf and on behalf of your respective heirs, family members, executors, agents, and assigns, hereby and forever release the Releasees from, and agree not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Retirement Date, including, without limitation:

(a)       any and all claims relating to or arising from your employment relationship with the Company and the termination of that relationship;

(b)       any and all claims relating to, or arising from, your right to purchase, or actual purchase of shares of stock of the Company (not including any rights that may arise in the future under applicable stock option plans or award agreements), including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)       any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; disability benefits; and breach of any common law and/or constitutional claim arising under state and/or federal law;

(d)       any and all claims under the Age Discrimination in Employment Act, as amended (“ADEA”), Title VII of the Civil Rights Act of 1964, as amended (“Title VII”), The Civil Rights Act of 1866, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act (“ADA”), the Equal Pay Act, as amended, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification (“WARN”) Act, and any other federal, state or local employment law or regulation relating to employment or employment discrimination;

(e)       any claim to benefits under any plan, or under the federal Employee Retirement Income Security Act of 1974, as amended (“ERISA”), except for vested benefits, if any, under any Company benefit plans (pursuant to plan terms);

(f)        any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by you as a result of this Retirement Agreement;

(g)       any and all claims regarding or challenging the validity and/or enforceability of Articles V and VII of the Employment Agreement; and

(h)       any and all claims for attorneys’ fees and costs.

You acknowledge and represent that, other than as set forth in this Retirement Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, severance, stock options, and any and all other benefits and compensation due to you.  You agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to any obligations incurred under this Retirement Agreement.  You understand that nothing in this Retirement Agreement precludes you from filing any charge with the Equal Employment Opportunity Commission (“EEOC”), the National Labor

Relations Board (“NLRB”) or other governmental agency or from participating in any investigation, hearing, or proceeding of the EEOC, the NLRB or other governmental agency, if you choose to do so.  You still give up any and all past and present rights to recover personal relief or money damages arising out of your employment and termination, with the exception of any whistleblower awards or incentives that may be available to you for providing information to the Department of Justice, the Securities and Exchange Commission, Congress, or any federal Inspector General.   You further understand that this release does not extend to: (i) any rights or claims that arise after you sign this Retirement Agreement; (ii) any claim to challenge the release under the ADEA; or (iii) any rights that cannot be waived by operation of law.

The Company, in return for Employee signing this Agreement, hereby mutually releases, acquits and forever discharges Employee from all actions, cause of action, liabilities, disputes, judgments, obligations, damages and claims in any manner relating to Employee’s employment and termination from employment with the Company, excluding any claims based on any conduct or events unknown to Company at the time of this Agreement that amount to fraudulent or criminal activity on Employee's part.  The Company’s release does not extend to any claims arising out of this Agreement and reserves its right to enforce this Agreement.

8.         Acknowledgment of Waiver of Claims under ADEA.  You acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary.  You agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Retirement Date.  You acknowledge that the consideration given for this waiver and release is in addition to anything of value to which you were already entitled.  You further acknowledge that you have been advised by this writing that you should consult with an attorney prior to executing this Retirement Agreement and that nothing in this Retirement Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.

9.         Time for Consideration of this Agreement.  You acknowledge that you were provided twenty-one (21) calendar days after receipt of the Retirement Agreement to consider and sign it (“Consideration Period”).  You can sign this Retirement Agreement at any time before the expiration of the Consideration Period, but if you do so, you acknowledge that you have done so voluntarily and of your own free will, without duress or coercion.  You are hereby advised and encouraged to consult an attorney prior to signing this Retirement Agreement, if you desire to do so.  You acknowledge that if you have signed this Retirement Agreement without consulting an attorney, you have done so knowingly and voluntarily. In the event you signs this Retirement Agreement and return it to the Company in less than the 21-day period identified above, you hereby acknowledge that you have freely and voluntarily chosen to waive the time period allotted for considering this Retirement Agreement. If you do not sign and return this Retirement Agreement by the expiration of the Consideration Period, this offer and this Retirement Agreement shall be withdrawn and no longer valid.

10.         Revocation of this Agreement.  After you sign this Retirement Agreement, you have seven (7) calendar days to revoke your signature.  If you revoke your signature, this Retirement Agreement shall not be effective or enforceable.  Your revocation must be in writing, signed by you, and received by Debra Bronder, EVP Human Resources, within seven (7) calendar days after you sign this Retirement Agreement, not including the day you received it.  This Retirement Agreement shall be effective only after seven (7) calendar days have passed since your signature on it without your revocation.  Further, you understand that you will be provided with a copy of the General Release attached hereto as Exhibit A on or before the Retirement Date.  You understand and agree that if you do not sign the General Release and provide it to the Company to Debra Bronder, within seven (7) calendar days after your Retirement Date, or if you revoke the General Release, all benefits or payments provided under this Retirement Agreement will cease.

11.         Continuing Obligations.  Unless earlier terminated by you or the Company, the Employment Agreement shall remain in full force and effect through and including the Retirement Date.  For the avoidance of doubt, the provisions of Articles V (Protection of Information), VI (Statement Concerning the Company and Executive), VII (Effect of Termination of Employment on Compensation), VIII (Non-Competition Agreement) and IX (Dispute Resolution) of the Employment Agreement shall survive termination of your employment in accordance with their terms and are separately incorporated by reference herein.  For consideration received herein, you specifically acknowledge and agree not to contest the validity of the restrictive covenants contained in Article VIII of the Employment Agreement and your acknowledge your obligation to continue to fully comply with them after the Retirement Date.

12.         Code Section Compliance.  It is the intention and purpose of the parties that this Retirement Agreement and all payments and benefits hereunder shall be, at all relevant times, in compliance with (or exempt from) Code Section 409A and all other applicable laws, and this Retirement Agreement shall be so interpreted and administered.  If necessary, any provision of this Retirement Agreement, or part hereof, that fails to comply with Section 409A shall be considered null and void. For purposes of Code Section 409A, any payment required to be made hereunder shall be treated as separate from any other payment or payments required to be made hereunder, and the right to a series of payments under the Agreement shall be treated as a right to a series of separate payments.  For purposes of the Agreement, references to a “termination,” “termination of employment,” or like terms shall mean “separation from service” as defined under Code Section 409A to the extent applicable.  All reimbursements and in-kind benefits provided under the Retirement Agreement shall be made or provided in accordance with the requirements of Code Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses eligible for reimbursement during the period of time specified in the Retirement Agreement; (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits provided in any other calendar year; (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (iv) the right to reimbursement or in-kind benefit is not subject to liquidation or exchange for another benefit.  In no event may you designate the year of payment for any amounts payable under the Retirement Agreement.

13.         Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Retirement Agreement.  You represent and warrant that you have the capacity to act on your own behalf and on behalf of all who might claim through you to bind them to the terms and conditions of this Retirement Agreement.  Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

14.         No Representations; Amendment.  You represent that you have had an opportunity to consult with an attorney, and have carefully read and understand the scope and effect of the provisions of this Retirement Agreement.  You have not relied upon any representations or statements made by the Company that are not specifically set forth in this Retirement Agreement. This Retirement Agreement may only be amended in a writing signed by you and the Company.

15.         Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Retirement Agreement shall continue in full force and effect without said provision or portion of provision.

16.         Entire Agreement.  This Retirement Agreement and any agreements referenced or incorporated herein represent the entire agreement and understanding between the Company and you concerning the subject matter of this Agreement and supersede and replace any and all prior agreements and understandings concerning the subject matter of this Retirement Agreement.

17.         Governing Law; Dispute Resolution.  This Retirement Agreement shall be governed by the laws of the State of Texas, without regard for choice-of-law provisions.  Disputes arising out of this Retirement Agreement shall be governed by Article IX of the Employment Agreement. The parties consent to personal and exclusive jurisdiction and venue in the federal and state courts in Texas for any authorized court litigation.

18.         Transferability.  This Retirement Agreement shall be binding upon any successor to the Company, whether by merger, consolidation, purchase of assets or otherwise.  No provision of this Retirement Agreement is intended to confer any rights, benefits, remedies, obligations or liability hereunder upon any person or entity, other than the parties hereto and, with respect to the Company only, its Affiliates; their successors and assigns; and each of their respective past, present, and future employees, officers, directors, shareholders, partners, members, managers, insurers, attorneys, agents, and representatives, and with respect to you only, your heirs and your estate.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Retirement Agreement on the respective dates set forth below.

Dated: January 3, 2017	/s/ P. Michael McCarthy
P. Michael McCarthy, Senior Executive
Vice President, Chief Information Officer

Cardtronics USA, Inc.

Dated: January 3, 2017	/s/ Debra Bronder
Debra Bronder, EVP Human Resources

EXHIBIT A – GENERAL RELEASE

In exchange for the benefits set forth in the Retirement Agreement between Cardtronics, USA, Inc. (the “Company”) and P. Michael McCarthy (“You” or “Employee”) dated January 3, 2016, this General Release is made effective as of the date set forth below by and between Company and Employee.   You hereby acknowledge, understand and agree as follows:

1.         Waiver and Release of Employment Claims.  In consideration of the promises made by Company in the Retirement Agreement, you forever release Company and its Affiliates (as that term is defined in the Employment Agreement) and each of their current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).  You, on your own behalf and on behalf of your respective heirs, family members, executors, agents, and assigns, hereby and forever release the Releasees from, and agree not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date (as defined below), including, without limitation:

(a)       any and all claims relating to or arising from your employment relationship with the Company and the termination of that relationship;

(b)       any and all claims relating to, or arising from, your right to purchase, or actual purchase of shares of stock of the Company (not including any rights that may arise in the future under applicable stock option plans or award agreements), including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)       any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; disability benefits; and breach of any common law and/or constitutional claim arising under state and/or federal law;

(d)       any and all claims under the Age Discrimination in Employment Act, as amended (“ADEA”), Title VII of the Civil Rights Act of 1964, as amended (“Title VII”), The Civil Rights Act of 1866, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act (“ADA”), the Equal Pay Act, as amended, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification (“WARN”) Act, and any other federal, state or local employment law or regulation relating to employment or employment discrimination;

(e)       any claim to benefits under any plan, or under the federal Employee Retirement Income Security Act of 1974, as amended (“ERISA”), except for vested benefits, if any, under any Company benefit plans (pursuant to plan terms);

(f)        any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by you as a result of the Retirement Agreement or any other agreement with the Company;

(g)       any and all claims regarding or challenging the validity and/or enforceability of Articles V and VII of the Employment Agreement; and

(h)       any and all claims for attorneys’ fees and costs.

You acknowledge and represent that the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, severance, stock options, and any and all other benefits and compensation due to you.  You acknowledge that all of your right, title, and interest, in and into any and all shares of restricted stock or restricted stock units that have heretofore been awarded to you in connection with either (i) the execution of your Employment Agreement or (ii) your participation in the Company’s Long Term Equity Incentive Plan, other than those listed in Sections 3(c) and 3(d) of the Retirement Agreement, that have not fully vested and have not been converted into shares of common stock of the Company as of the Retirement Date (as such term is defined in the Retirement Agreement), will be forfeited and deemed cancelled effective as of the Retirement Date.

You agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  You understand that nothing in this General Release precludes you from filing any charge with the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”) or other governmental agency or from participating in any investigation, hearing, or proceeding of the EEOC, the NLRB or other governmental agency, if you choose to do so.  You still give up any and all past and present rights to recover personal relief or money damages arising out of your employment and termination, with the exception of any whistleblower awards or incentives that may be available to you for providing information to the Department of Justice, the Securities and Exchange Commission, Congress, or any federal Inspector General.   You further understand that this release does not extend to: (i) any rights or claims that arise after you sign the General Release; (ii) any claim to challenge the release under the ADEA; or (iii) any rights that cannot be waived by operation of law.

2.         Acknowledgment of Waiver of Claims under ADEA.  You acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary.  You agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date.  You acknowledge that the consideration given for this waiver and release is in addition to anything of value to which you were already entitled.  You further acknowledge that you have been advised by this writing that you should consult with an attorney prior to executing this General Release and that nothing in this General Release prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.

3.         Time for Consideration.  You acknowledge that you were provided twenty-one (21) calendar days after receipt of this General Release to consider and sign it (“Consideration Period”).  You can sign this General Release at any time after February 1, 2017 but before February 22, 2017. You are hereby advised and encouraged to consult an attorney prior to signing this General Release, if you desire to do so.  By signing this General Release, you agree that you had at least twenty-one (21) calendar days to consider it.  You acknowledge that if you have signed this General Release without consulting an attorney, you have done so knowingly and voluntarily.  In the event you sign this General Release and return it to the Company in less than the 21-day period identified above, you hereby acknowledge that you have freely and voluntarily chosen to waive the time period allotted for considering this General Release. If you do not sign and return this General Release between February 1, 2017 and February 22, 2017, all benefits or payments provided under the Retirement Agreement will cease.

4.         Revocation.  After you sign this General Release, you have seven (7) calendar days to revoke your signature.  If you revoke your signature, this General Release shall not be effective or enforceable.  Your revocation must be in writing, signed by you, and received by Debra Bronder, EVP Human Resources, within seven (7) calendar days after you sign this General Release, not including the day you received it.  This General Release shall be effective only after seven (7) calendar days have passed since your signature on it without your revocation (the “Effective Date”). Further, you understand that if you revoke this General Release, all benefits or payments provided under the Retirement Agreement will cease.

You represent and agree that you have fully read and understand the meaning of this General Release and are voluntarily entering into this General Release with the intention of giving up all claims against the Company and Releasees.//s/

/s/ P. Michael McCarthy	January 3, 2017
P. Michael McCarthy	Date